P.O. Box 9785, Providence, RI 02940-9785

THREE EASY WAYS TO VOTE YOUR PROXY

Read the Proxy Statement and have the proxy card at hand.

TELEPHONE: Call 1-888-221-0697 and follow the simple instructions.

INTERNET: Go to www.proxyweb.com/domini and follow the online directions.

MAIL: Vote, sign, date, and return your proxy by mail.

If you vote by Telephone or on the Internet, do not mail your proxy.

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
DOMINI EUROPEAN SOCIAL EQUITY FUND	To be held Tuesday, August 15, 2006

The undersigned, revoking prior proxies, hereby appoints Amy L. Domini, Adam M. Kanzer, Carole M. Laible, and Steven D. Lydenberg, and each of them, proxies with several powers of substitution, to vote for the undersigned at the Special Meeting of Shareholders of the above-referenced Fund (the “Fund”) on August 15, 2006, as set forth on the reverse side of this proxy card, or at any adjournment thereof, upon the following matter, as described in the Notice of Special Meeting and accompanying Proxy Statement, which have been received by the undersigned.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. All Proposals on this proxy card have been proposed by the Board of Trustees. If no direction is given as to the Proposals, this proxy will be voted “FOR” the Proposals. The proxy will be voted in accordance with the holder’s best judgment as to any other matters.

Date __________________, 2006

Signature(s)/Title(s) (if required)      (Sign in the Box)

Note: Please sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. Corporate proxies should be signed by an authorized officer. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.

Dom 06 fg

IMPORTANT!

	PLEASE SIGN AND DATE ON THE REVERSE SIDE.

	Please fill in box(es) as shown using black or blue ink or number 2 pencil. X
	PLEASE DO NOT USE FINE POINT PENS.

Please review the Proposals listed below carefully.

The Joint Board of Trustees of the Funds unanimously recommends that you vote FOR each of the
Proposals.

Proposal 1. To elect a Board of Trustees for each Fund (all shareholders)

(01) Amy L. Domini	(05) Karen Paul	FOR	WITHHOLD	FOR ALL
(02) Julia Elizabeth Harris	(06) Gregory A. Ratliff	ALL	ALL	EXCEPT*
(03) Kirsten S. Moy	(07) John L. Shields
(04) William C. Osborn		0	0	0

(Instruction: To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s)
on the line below.)

		FOR	AGAINST	ABSTAIN

Proposal 2.	NOT APPLICABLE	0	0	0

Proposal 3.	NOT APPLICABLE	0	0	0

Proposal 4.	To authorize the Trustees of each Fund to select and change submanagers and enter into submanagement agreements without the approval of shareholders (all shareholders)	0	0	0

Dom 06 fg